AmpliTech
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MUTUAL NON-DISCLOSURE /JOINT VENTURE CONFIDENTIALITY AGREEMENT

This Agreement is made and entered into as of the 14th day of August, 2020 (Effective Date), by and between AmpliTech, Inc. a New York corporation ("AmpliTech") Joint Venture Company" ORBAN MICROWAVE, Inc. ("ORBAN") and/or affiliates, a Florida corporation.

In consideration of the mutual premises and covenants contained herein, the parties agree as follows to enter into a joint venture agreement as follows:

- "Purpose" shall mean to sell, market, and develop products of both companies relating to the production and construction of microwave amplifiers by AmpliTech, and/or antenna products by ORBAN MICROWAVE, specifically or non-specifically related to use in 5G/6G MIMO antenna systems, Airline Wi-Fi Planar phased array flat panel antenna/amplifier systems, as well as other systems that may require a joint product. In some cases, the companies may participate in individually buying each other's products for a customer(s) when necessary with a separate agreement defining the details of the transactions.

- "Confidential Information" shall mean information disclosed by one party or its parent or any of their respective subsidiaries to the other, in order to carry out the PURPOSE, including but not limited to the following:

    1. With respect to information disclosed by AmpliTech, information regarding its current and future products and technology (including circuit designs, technical specifications, drawings, prototypes, processing techniques, and protocols) and marketing and business plans.
    2. With respect to information disclosed by ORBAN MICROWAVE, Inc., information regarding its customers, ongoing and future business projects, technologies, operating information, business and marketing plans.

    This Agreement extends to and covers only Confidential Information between companies which:

    1. Is marked by the Disclosing Party as confidential or proprietary in nature (e.g. "Confidential") at the time of disclosure, or

2. In the case of oral disclosure, visual presentation, or other intangible disclosure, the Disclosing Party gives the Receiving Party notice of the confidential or proprietary nature at the time of disclosure.

Notwithstanding the foregoing provisions, the following shall not be Confidential Information:

1. Information that is in the public domain or falls into the public domain through no breach of this Agreement on the part of the Receiving Party;
2. Information that is already known to the Receiving Party before it receives the information from the Disclosing Party;
3. Information that is received from a third party not known to the receiving party to be under any obligation of confidentiality; and/or
4. Information that is independently developed by or for the Receiving Party without use of any Confidential Information.

- The Receiving Party agrees that it will:
    1. Use the Confidential Information only for the Purpose;
    2. Hold the Confidential Information in confidence and secret and not disclose it to any third party (except as permitted in (4) below) without the prior written consent of the Disclosing Party, except that if the Receiving Party is required to disclose the Confidential Information by any law or court order, the Receiving Party will promptly notify the Disclosing Party in writing in advance of such disclosure so that the Disclosing Party may seek a protective order or other relief;
    3. Use at least the same degree of care as it uses with respect to its own confidential information, but no less than a reasonable degree of care, to avoid unauthorized disclosure, use, or publication;
    4. Disclose the Confidential Information only to its employees, agents, or consultants of its parent, subsidiary, or affiliated company having a need to know such Confidential Information in order to carry out the Purpose, provided that such persons or entities are not in competition with the Disclosing Party, and ensuring that such persons are made and kept fully aware of its confidential nature.;
    5. Not remove, overprint, or deface any logo, copyright notice, trademark notice and/or other proprietary legend or indication of

confidentiality from any originals or copies of any of the Confidential Information;

6. Refrain from disassembling, decompiling, or otherwise attempting to reverse engineer the design or function of any Confidential Information; and
7. Not to directly or indirectly develop, manufacture, produce and/or distribute any software product(s) derived from or which otherwise use any of the Confidential Information, without entering into a separate license agreement with the Disclosing Party.

- All right, title, and interest in and to the Confidential Information shall remain vested in the Disclosing Party. Upon termination of this Agreement or upon the earlier request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party, or destroy with confirmation of such destruction in writing, all of the Confidential Information represented in any written form or other media, including but not limited to papers, documents, designs, manuals, specifications, prototypes, schematics, computer software or any other materials or models (including all reproductions or copies thereof and all summaries, reports, or other material from which Confidential Information can be gleaned) and shall delete all such information from any media on which it is stored.
- Nothing in this Agreement or in any disclosure of Confidential Information hereunder shall be construed as:
    1. Granting or conferring any rights in or to any Confidential Information, other than the privilege to review and evaluate the Confidential Information solely for the Purpose;
    2. Granting or conferring any license or right to use, except as expressly provided herein, the intellectual property (including but not limited to patents, trademarks, copyrights, or mask work rights) owned or controlled by either party;
    3. Creating warranties or representations of any kind, express or implied, in connection with the Confidential Information;
    4. Obligating any party to enter into any other contract or agreement or to consummate any contemplated business transaction;
    5. Constituting or implying any representation or commitments as to the development or availability of commercial products, features, or services;

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- Each party agrees that it will not use any logo indiscriminately on products sold or marketed to benefit each others products that are not part of this agreement and all claims will be governed by this agreement in whole or in part.
- Each party agrees that it will not in any form export, re-export, resell, ship or divert or cause to be exported, re-exported, relabeled, resold, shipped or diverted, directly or indirectly, any product or technical data or software furnished hereunder or the direct product of such technical data or software to any country for which the applicable laws or regulations of any national government controlling such product or technical data or software require such license or approval without express written consent by each party.
- It is agreed that money damages would not be a sufficient remedy for any breach of this Agreement and that the injured party shall be entitled to specific performance and injunctive relief as remedies for any such breach or threatened breach. Such remedies shall not be deemed to be the exclusive remedies for breach of this Agreement but shall be in addition to all other remedies available at law or in equity to the injured party.
- This Agreement is governed by the laws of the State of New York, USA, without regard to the conflicts of law provisions thereof.
- The Receiving Party's rights under this Agreement may not be assigned to any third party without the prior written consent of the Disclosing Party and any attempted or purported assignment of this Agreement without the Disclosing Party's consent shall be void.
- A party's forbearance or failure to enforce any right or claim arising hereunder against the other party shall not be deemed to be a waiver by that party of such right or claim. A waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision.
- This is the complete Agreement between the parties as to the subject matter hereof and supersedes all prior oral or written agreements and understandings between the parties with respect to the subject matter hereof. This Agreement cannot be modified or amended except by a written amendment executed by the parties.
- This Agreement shall come into effect on the Effective Date and shall apply to disclosures of Confidential Information for so long as the parties continue to exchange Confidential Information and Joint efforts.

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Either Party may elect at any time to discontinue the exchange of Confidential Information by providing written notice of discontinuation to the other party. The obligations under this Agreement with respect to a disclosure of Confidential Information shall terminate three (3) years after the date on which such Confidential Information is disclosed to the Receiving Party and shall survive termination of this Agreement. All Sections shall survive termination of this Agreement and expiration of the Confidentiality obligation period.

Below are signed agreements by both parties to the Agreement and constitute all the terms of the Agreement as stated in the above Sections to the Agreement.

For:

AmpliTech, Inc.
620 Johnson Avenue Suite 2
Bohemia, New York 11716
631-521-7831
Fax-521-7871
www.amplitechinc.com

For:

ORBAN MICROWAVE, Inc.
12780 Waterford Lakes Pkwy
Suite 127
Orlando, FL 32828
321-200-0080
www.orbanmicrowave.com

Fawad Maqbool
President

Daniel Orban
President